SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SCHIFF NUTRITION

	MJG ASSOCIATES, INC.
          GABELLI INTERNATIONAL LTD
                       6/05/07            1,000-            7.0000
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          560,000-             *DO
                       5/23/07              600-             *DO
                       5/23/07            1,700-            6.7229
                       5/22/07              200-            6.8800
                       5/21/07            1,500-            6.8120
                       5/17/07            1,000-            6.8000
                       5/02/07              800             7.1000
                       4/23/07            5,000             6.6420
                       4/11/07              500-            6.8420

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.